UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111-2702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2012, Diamond Foods, Inc. (“Diamond”) received a staff determination letter (the “August 1 Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) stating that Diamond’s common stock is subject to delisting from Nasdaq for failure to comply with Listing Rules 5620(a) and 5620(b) as a result of not holding its annual meeting during the fiscal year ended July 31, 2012. Diamond previously had disclosed that it did not expect to hold its annual meeting by such date and that the company would request from Nasdaq an extension of time to hold the meeting. Diamond made such a request during its meeting with the Nasdaq Hearings Panel on July 26, 2012. Pursuant to the August 1 Letter, Diamond will present its plans regarding this deficiency to the Nasdaq Hearings Panel by August 8, 2012. The statements in this report about Diamond’s submissions to Nasdaq and holding its annual meeting of stockholders are forward-looking statements and therefore subject to uncertainty. There can be no assurance that Nasdaq will grant Diamond any further extensions to regain compliance with listing standards or that Diamond will hold its annual meeting of stockholders on the schedule that Nasdaq expects.

SGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: August 7, 2012	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel and Human Resources